                                                                   Exhibit g(ii)

                        AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of February 22, 2000 by and between CIGNA Variable Products Group (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of April 15, 1988 (as amended and in effect from time to time, the "Contract"); and

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the following operational series subject to the Contract: CIGNA Variable Products S&P 500 Index Fund, CIGNA Variable Products High Yield Fund, CIGNA Variable Products Income Fund, CIGNA Variable Products International Stock Fund, CIGNA Variable Products Money Market Fund and CIGNA Variable Products Investment Grade Bond Fund (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Articles 3 through 15 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.   The Custodian as Foreign Custody Manager.
     ----------------------------------------

3.1. Definitions.
     -----------

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolios" investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios" transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund, on the Portfolio's behalf, determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2. Delegation to the Custodian as Foreign Custody Manager.
     ------------------------------------------------------

The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, with respect to the Portfolios, subject to Section
(b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Portfolios.

3.3. Countries Covered.
     -----------------

                                      2.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this
Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.    Scope of Delegated Responsibilities.
        -----------------------------------

        3.4.1.  Selection of Eligible Foreign Custodians.
                ----------------------------------------

Subject to the provisions of this Article 3, the Portfolio's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian

                                      3.

selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     3.4.2.  Contracts With Eligible Foreign Custodians.
             ------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     3.4.3.  Monitoring.
             ----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository).
In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

3.5. Guidelines for the Exercise of Delegated Authority.
     --------------------------------------------------

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios. The Fund, on behalf of the Portfolios, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

                                      4.

3.6. Standard of Care as Foreign Custody Manager of a Portfolio.
     ----------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7. Reporting Requirements.
     ----------------------

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 within a reasonable period of time after the occurrence of the material change.

3.8. Representations with Respect to Rule 17f-5.
     ------------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

3.9. Effective Date and Termination of the Custodian as Foreign Custody Manager.
     --------------------------------------------------------------------------

The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

4.   Duties of the Custodian with Respect to Property of the Portfolios Held
     -----------------------------------------------------------------------
     Outside the United States.
     -------------------------

4.1  Definitions.
     -----------
Capitalized terms in this Article 4 shall have the following meanings:

                                      5.

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities.
     ------------------

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign
----------------
securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems.
     --------------------------

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4. Transactions in Foreign Custody Account.
     ---------------------------------------

     4.4.1.  Delivery of Foreign Assets.
             --------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

                                      6.

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that
                                                                 --------
            in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

    (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

   (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)   in connection with the lending of foreign securities; and

    (xii)   for any other proper purpose, but only upon receipt of Proper
                                          --- ----
            Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

                                      7.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      8.

     4.4.2.  Payment of Portfolio Monies.
             ---------------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

    (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

   (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

    (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

    (vi) for payment of part or all of the dividends received in respect of securities sold short;

   (vii)  in connection with the borrowing or lending of foreign securities;
          and

  (viii)  for any other proper purpose, but only upon receipt of Proper
                                        --- ----
          Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

     4.4.3.  Market Conditions; Market Information.
             -------------------------------------

                                      9.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities.
     ----------------------------------

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. Bank Accounts.
     -------------

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.7. Collection of Income.
     --------------------

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall

                                      10.

be entitled and shall credit such income, as collected, to the applicable Portfolio In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. Shareholder Rights.
     ------------------

With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities.
     ---------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.  Liability of Foreign Sub-Custodians and Foreign Securities Systems.
       ------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

                                      11.

4.11.  Tax Law.
       -------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.  Liability of Custodian.
       ----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund and the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

                                      12.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.



Witnessed By:                 STATE STREET BANK AND TRUST COMPANY

/s/ Jean S. Carr                   /s/ Rondald E. Logue
-----------------------       By: ----------------------
Jean S. Carr                  Name:  Ronald E. Logue
Associate Counsel             Title:  Vice Chairman


Witnessed By:                 CIGNA VARIABLE PRODUCTS GROUP


/s/ Jeffrey s. Winer               Alfred A. Bingham III
-----------------------       By: ------------------------
Name:  Jeffrey S. Winer       Name:  Alfred A. Bingham III
Title: Vice President and     Title:  Vice President & Treasurer
       Secretary

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country               Subcustodian                            Non-Mandatory Depositories
Argentina             Citibank, N.A.                                    --

Australia             Westpac Banking Corporation                       --

Austria               Erste Bank der Oesterreichischen                  --
                      Sparkassen AG

Bahrain               HSBC Bank Middle East                             --
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Bangladesh            Standard Chartered Bank                           --

Belgium               Fortis Bank NV/as.                                --

Bermuda               The Bank of Bermuda Limited                       --

Bolivia               Citibank, N.A.                                    --

Botswana              Barclays Bank of Botswana Limited                 --

Brazil                Citibank, N.A.                                    --

Bulgaria              ING Bank N.V.                                     --

Canada                State Street Trust Company Canada                 --

Chile                 Citibank, N.A.                                    --

People's Republic     The Hongkong and Shanghai                         --
of China              Banking Corporation Limited,
                      Shanghai and Shenzhen branches

Colombia              Cititrust Colombia S.A.                           --
                      Sociedad Fiduciaria

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country               Subcustodian                            Non-Mandatory Depositories
Costa Rica            Banco BCT S.A.                          --

Croatia               Privredna Banka Zagreb d.d.             --

Cyprus                The Cyprus Popular Bank Ltd.            --

Czech Republic        Ceskoslovenska Obchodni                 --
                      Banka, A.S.

Denmark               Den Danske Bank                         --

Ecuador               Citibank, N.A.                          --

Egypt                 Egyptian British Bank                   --
                      (as delegate of The Hongkong
                      and Shanghai Banking Corporation
                      Limited)

Estonia               Hansabank                               --

Finland               Merita Bank Plc.                        --

France                Paribas, S.A.                           --

Germany               Dresdner Bank AG                        --

Ghana                 Barclays Bank of Ghana Limited          --

Greece                National Bank of Greece S.A.            Bank of Greece,
                                                              System for Monitoring Transactions in
                                                              Securities in Book-Entry Form

Hong Kong             Standard Chartered Bank                 --

Hungary               Citibank Rt.                            --

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country               Subcustodian                            Non-Mandatory Depositories
Iceland               Icebank Ltd.

India                 Deutsche Bank A.G.                      --
                      The Hongkong and Shanghai
                      Banking Corporation Limited

Indonesia             Standard Chartered Bank                 --

Ireland               Bank of Ireland                         --

Israel                Bank Hapoalim B.M.                      --

Italy                 Paribas, S.A.                           --

Ivory Coast           Societe Generale de Banques             --
                      en Cote d'Ivoire

Jamaica               Scotiabank Jamaica Trust and Merchant   --
                      Bank Limited

Japan                 The Fuji Bank, Limited                  Japan Securities Depository
                                                              Center (JASDEC)

                      The Sumitomo Bank, Limited

Jordan                HSBC Bank Middle East                   --
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Kenya                 Barclays Bank of Kenya Limited          --

Republic of Korea     The Hongkong and Shanghai Banking
                      Corporation Limited

Latvia                A/s Hansabank                           --

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country               Subcustodian                            Non-Mandatory Depositories
Lebanon               HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Lithuania             Vilniaus Bankas AB                                  --

Malaysia              Standard Chartered Bank                             --
                      Malaysia Berhad

Mauritius             The Hongkong and Shanghai                           --
                      Banking Corporation Limited

Mexico                Citibank Mexico, S.A.                               --

Morocco               Banque Commerciale du Maroc                         --

Namibia               (via) Standard Bank of South Africa                  -

The Netherlands       MeesPierson N.V.                                    --

New Zealand           ANZ Banking Group                                   --
                      (New Zealand) Limited

Norway                Christiania Bank og                                 --
                      Kreditkasse ASA

Oman                  HSBC Bank Middle East                               --
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Pakistan              Deutsche Bank A.G.                                  --

Palestine             HSBC Bank Middle East                               --
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Peru                  Citibank, N.A.                                      --

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country               Subcustodian                            Non-Mandatory Depositories
Philippines           Standard Chartered Bank                              --

Poland                Citibank (Poland) S.A.                               --

Portugal              Banco Comercial Portugues                            --

Qatar                 HSBC Bank Middle East                                --

Romania               ING Bank N.V.                                        --

Russia                Credit Suisse First Boston AO, Moscow                --
                      (as delegate of Credit Suisse
                      First Boston, Zurich)

Singapore             The Development Bank                                 --
                      of Singapore Limited

Slovak Republic       Ceskoslovenska Obchodni Banka, A.S.                  --

Slovenia              Bank Austria Creditanstalt d.d. Ljubljana            --

South Africa          Standard Bank of South Africa Limited                --

Spain                 Banco Santander Central Hispano, S.A.                --

Sri Lanka             The Hongkong and Shanghai                            --
                      Banking Corporation Limited

Swaziland             Standard Bank Swaziland Limited                      --

Sweden                Skandinaviska Enskilda Banken                        --

Switzerland           UBS AG                                               --

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country               Subcustodian                            Non-Mandatory Depositories
Taiwan - R.O.C.       Central Trust of China                               --

Thailand              Standard Chartered Bank                              --

Trinidad & Tobago     Republic Bank Limited                                --

Tunisia               Banque Internationale Arabe de Tunisie               --

Turkey                Citibank, N.A.                                       --

Ukraine               ING Bank Ukraine                                     --

United Kingdom        State Street Bank and Trust Company,                 --
                      London Branch

Uruguay               BankBoston N.A.                                      --

Venezuela             Citibank, N.A.                                       --

Vietnam               The Hongkong and Shanghai                            --
                      Banking Corporation Limited

Zambia                Barclays Bank of Zambia Limited                      --

Zimbabwe              Barclays Bank of Zimbabwe Limited                    --

Euroclear (The Euroclear System)/State Street London Limited

Cedelbank S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES

     Country                        Mandatory Depositories

     Argentina                      Caja de Valores S.A.

     Australia                      Austraclear Limited

                                    Reserve Bank Information and
                                    Transfer System

     Austria                        Oesterreichische Kontrollbank AG
                                    (Wertpapiersammelbank Division)

     Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres S.A.

                                    Banque Nationale de Belgique

     Brazil                         Companhia Brasileira de Liquidacao e
                                    Custodia

     Bulgaria                       Central Depository AD

                                    Bulgarian National Bank

     Canada                         Canadian Depository
                                    for Securities Limited

     Chile                          Deposito Central de Valores S.A.

     People's Republic              Shanghai Securities Central Clearing &
     of China                       Registration Corporation

                                    Shenzhen Securities Clearing Co., Ltd.

     Colombia                       Deposito Centralizado de Valores

     Costa Rica                     Central de Valores S.A.

* Mandatory depositories include entities for which use is mandatory         1
as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES

     Country                        Mandatory Depositories

     Croatia                        Ministry of Finance

                                    National Bank of Croatia

                                    Sredisnja Depozitarna Agencija

     Czech Republic                 Stredisko cennych papiru

                                    Czech National Bank

     Denmark                        Vaerdipapircentralen  (Danish
                                    Securities Center)


     Egypt                          Misr Company for Clearing, Settlement,
                                    and Depository


     Estonia                        Eesti Vaartpaberite Keskdepositoorium


     Finland                        Finnish Central Securities
                                    Depository


     France                         Societe Interprofessionnelle
                                    pour la Compensation des
                                    Valeurs Mobilieres


     Germany                        Deutsche Borse Clearing  AG


     Greece                         Central Securities Depository
                                    (Apothetirion Titlon AE)


     Hong Kong                      Central Clearing and
                                    Settlement System

                                    Central Moneymarkets Unit

     Hungary                        Kozponti Elszamolohaz es Ertektar
                                    (Budapest) Rt. (KELER)
                                    [Mandatory for Gov't Bonds and
                                    dematerialized equities only; SSB does not use for other securities]

* Mandatory depositories include entities for which use is mandatory         2
as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES

     Country                        Mandatory Depositories

     India                          The National Securities Depository Limited

                                    Central Depository Services India Limited

                                    Reserve Bank of India

     Indonesia                      Bank  Indonesia

                                    PT Kustodian Sentral Efek Indonesia

     Ireland                        Central Bank of Ireland
                                    Securities Settlement Office

     Israel                         Tel Aviv Stock Exchange Clearing
                                    House Ltd. (TASE Clearinghouse)

                                    Bank of Israel
                                    (As part of the TASE Clearinghouse system)

     Italy                          Monte Titoli S.p.A.

                                    Banca d'Italia

     Ivory Coast                    Depositaire Central - Banque de Reglement

     Jamaica                        Jamaica Central Securities Depository

     Japan                          Bank of Japan Net System

     Kenya                          Central Bank of Kenya

     Republic of Korea              Korea Securities Depository Corporation

     Latvia                         Latvian Central Depository

* Mandatory depositories include entities for which use is mandatory         3
as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES

     Country                        Mandatory Depositories

     Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.

                                    The Central Bank of Lebanon

     Lithuania                      Central Securities Depository of Lithuania

     Malaysia                       Malaysian Central Depository Sdn. Bhd.

                                    Bank Negara Malaysia,
                                    Scripless Securities Trading and Safekeeping
                                    System

     Mauritius                      Central Depository & Settlement
                                    Co. Ltd.

     Mexico                         S.D. INDEVAL
                                    (Instituto para el Deposito de
                                    Valores)

     Morocco                        Maroclear

     The Netherlands                Nederlands Centraal Instituut voor
                                    Giraal Effectenverkeer B.V. (NECIGEF)

     New Zealand                    New Zealand Central Securities
                                    Depository Limited

     Norway                         Verdipapirsentralen  (the Norwegian Central
                                    Registry of Securities)

* Mandatory depositories include entities for which use is mandatory         4
as a matter of law or effectively mandatory as a matter of market practice.

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES

     Country                        Mandatory Depositories

     Oman                           Muscat Securities Market Depository &
     Securities
                                    Registration Company

     Pakistan                       Central Depository Company of Pakistan
     Limited

                                    State Bank of Pakistan

     Palestine                      The Palestine Stock Exchange


     Peru                           Caja de Valores y Liquidaciones
                                    CAVALI ICLV S.A.

     Philippines                    Philippines Central Depository, Inc.

                                    Registry of Scripless Securities
                                    (ROSS) of the Bureau of Treasury

     Poland                         National Depository of Securities
                                    (Krajowy Depozyt Papierow Wartosciowych SA)

                                    Central Treasury Bills Registrar

     Portugal                       Central de Valores Mobiliarios

     Qatar                          Doha Securities Market

     Romania                        National Securities Clearing, Settlement and
                                    Depository Company

                                    Bucharest Stock Exchange Registry Division

                                    National Bank of Romania

     Singapore                      Central Depository (Pte)
                                    Limited

                                    Monetary Authority of Singapore

* Mandatory depositories include entities for which use is mandatory         5
as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES

     Country                        Mandatory Depositories

     Slovak Republic                Stredisko cennych papierov SR
                                    Bratislava, a.s.

                                    National Bank of Slovakia

     Slovenia                       Klirinsko Depotna Druzba d.d.

     South Africa                   The Central Depository Limited

                                    Strate Ltd.

     Spain                          Servicio de Compensacion y
                                    Liquidacion de Valores, S.A.

                                    Banco de Espana,
                                    Central de Anotaciones en Cuenta

     Sri Lanka                      Central Depository System
                                    (Pvt) Limited

     Sweden                         Vardepapperscentralen  VPC AB
                                    (the Swedish Central Securities Depository)


     Switzerland                    SIS - SegaIntersettle

     Taiwan - R.O.C.                Taiwan Securities Central
                                    Depository Co., Ltd.

     Thailand                       Thailand Securities Depository
                                    Company Limited


     Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots de Valeurs Mobilieres

* Mandatory depositories include entities for which use is mandatory         6
as a matter of law or effectively mandatory as a matter of market practice.

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           MANDATORY* DEPOSITORIES

     Country                        Mandatory Depositories

     Turkey                         Takas ve Saklama Bankasi A..
                                    (TAKASBANK)

                                    Central Bank of Turkey

     Ukraine                        National Bank of Ukraine

     United Kingdom                 The Bank of England,
                                    The Central Gilts Office and
                                    The Central Moneymarkets Office

     Venezuela                      Central Bank of Venezuela

     Zambia                         LuSE Central Shares Depository Limited

                                    Bank of Zambia

* Mandatory depositories include entities for which use is mandatory         7
as a matter of law or effectively mandatory as a matter of market practice.

                                  SCHEDULE C

                              MARKET INFORMATION

Publication/Type of Information                Brief Description
-------------------------------                -----------------
(Frequency)

The
---
Guide to Custody in World Markets   An overview of safekeeping and settlement
---------------------------------   practices and  procedures in each
(annually)                          market in which State Street Bank and Trust
                                    Company offers custodial services.

Global Custody Network Review       Information relating to the operating
-----------------------------       history and structure of depositories and
(annually)                          subcustodians located in the markets in
                                    which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey                 With respect to each market in which State
-------------------                 Street Bank and Trust Company offers
(annually)                          custodial services, opinions relating to
                                    whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the
                                    Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-
                                    Custodian or Foreign Securities System,
                                    (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements             Copies of the subcustodian contracts State
-----------------------             Street Bank and Trust Company has entered
(annually)                          into with each subcustodian in the markets
                                    in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):         Developments of interest to investors in
                                    the markets in which State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as      With respect to markets in which State
necessary):                         Street Bank and Trust Company offers
                                    custodial services which exhibit special custody risks, developments which may impact
                                    State Street's ability to deliver expected levels of service.